Exhibit 10.6

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS PURSUANT TO SEC RULE 144 OR UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE COVERING SUCH SECURITIES OR SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE.

GRID PROMISSORY NOTE

(“Note”)

US $1,684,451.32	Issue Date: April 2, 2021

FOR VALUE RECEIVED, the undersigned, FTE Networks, Inc. a Nevada corporation (the “Company”), hereby promises to pay to the order of Alex Szkaradek (the “Holder”) the principal sum of the lesser of (a) ONE MILLION SIX HUNDRED EIGHTY FOUR THOUSAND FOUR HUNDRED FIFTY ONE AND 32/100 DOLLARS ($1,684,451.32) or (b) the principal amount shown to be due on the schedule attached to and hereby incorporated in this Note (“Schedule A”), together with interest on the unpaid principal balance from time to time at the rate of twelve percent (12%) per year from the date of borrowing of such principal amount until paid in full. The Company authorizes and appoints its Chief Financial Officer to enter each borrowing and repayment of principal borrowing under this Note on Schedule A and agrees that such entries shall be conclusive evidence of the principal balance due under this Note at any time, absent manifest error.

1. Maturity Date. The maturity date for each borrowing shall be the earlier of: (a) twelve (12) months from the respective Issue Date (as set forth in Schedule A) and (b) the date immediately preceding the date on which any indebtedness owed to Lateral Investment Management LLC (“Lateral”) (and affiliates) is repaid or matures (each a “Maturity Date”) and is the date upon which the principal sum of each respective borrowing, as well as any accrued and unpaid interest relating to that respective borrowing, shall be due and payable.

2. Payment and Prepayment. The Company shall be entitled, from time to time, to prepay all or any part of the indebtedness evidenced by this Note without penalty or premium, except for the payment of the Exit Fee (as defined below). If any payment of Principal or Interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

3. Exit Fee. Concurrently with any prepayment of the Note by the Company before the Maturity Date, or the full payment by the Company of the Note on or before the Maturity Date, the Company shall pay to the Holder an exit fee (the “Exit Fee”) in an amount equal to ten percent (10%) multiplied by any such amount so paid, including principal and accrued interest.

4. Default. If, after the date of this Agreement, an Event of Default (as defined herein) occurs (unless all Events of Default have been cured or waived by Holder), Holder may, by written notice to Company, declare the principal amount then outstanding of, and the accrued Interest and all other amounts payable on, this Note to be immediately due and payable and can take all other actions provided for under applicable law. The following events and/or any other Events of Default defined elsewhere in this Note are “Events of Default” under this Note:

(a) Company shall fail to pay, when and as due, the Principal, Interest or any other amount payable hereunder, and ten (10) days shall have passed following written demand by Holder; or

(b) Company shall: (i) be adjudicated insolvent; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or (vii) Company shall take any action authorizing, or in furtherance of, any of the foregoing.

5. Rights and Remedies. In the event that one or more Events of Default shall have occurred and be continuing, the Holder may at its option by written notice to the Company declare all amounts due hereunder, including accrued and unpaid interest on this Note to be immediately due and payable, and thereupon the same shall become so due and payable, without presentment, demand, protest or further notice, all of which are hereby waived by the Company. No course of dealing or delay on the part of the Holder of this Note in exercising any right shall operate as a waiver thereof or otherwise prejudice the right of the Holder. Subject as aforesaid, no remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute, other agreement or instrument, or otherwise.

6. Offset. The Company shall have the right to set-off certain claims it may have against Payee against amounts otherwise payable under this Note as provided herein (each, an “Offset, and collectively, the “Offsets”). An Offset shall be for an amount paid to, or on behalf of the Payee from December 31, 2019 through the present date for personal expenditures, including, but not limited to, car leases, legal fees, amounts paid on behalf of Payee in satisfaction of Payee’s obligations under separate business agreements or venture(s) unrelated to the Company’s business, and any other liabilities that were not expressly assumed by the Company under the Vision Purchase Agreement, as reflected in and according to the books and records of the Company and memorialized in a written statement executed by the Company’s CEO or interim CEO, as applicable, and provided to any Holder and which shall list each Offset, the respective dollar-for-dollar reductions to the Principal amount hereunder, including the date of such Offset.

7. Transfer and Assignment. This Note is freely transferable and assignable by the Payee or any Holder and without any consent of the Company. The Payee and any Holder may transfer and assign this Note in whole, or in increments of not less than Two Million Five Hundred Thousand Dollars ($2,500,000). Company may not assign its obligations hereunder, whether by operation of law or otherwise, without the prior written approval of Holder.

8. Miscellaneous.

(a) This Note shall be binding upon Company and inure to the benefit of Holder and Holder’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note.

(b) This Note may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Note or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Note signed by one party and faxed or scanned and emailed to another party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy or PDF of this Note shall be effective as an original for all purposes.

(c) It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of New York, except as such laws may be preempted by any federal law controlling the rate of Interest which may be charged on account of this Note. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in New York and that the courts of the State of New York or in the Federal courts sitting in the county or city of New York, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

(d) Anything else in this Note to the contrary notwithstanding, in any action arising out of this Note, the prevailing party shall be entitled to collect from the non- prevailing party all of its attorneys’ fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

(e) If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Note so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(f) No modification, amendment, addition to, or termination of this Note, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the parties hereto.

(g) This Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersede all prior and contemporaneous agreements and understandings of the parties in connection therewith.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, Company has duly executed this Grid Promissory Note as of Effective Date provided above.

“Company”

FTE Networks, Inc.

By:

Its:	Interim CEO

Printed Name:	Michael Beys

Date:

SCHEDULE A

ISSUE DATE	AMOUNT OF BORROWING	AMOUNT REPAID	PRINCIPAL BALANCE DUE	SIGNATURE OF PERSON MAKING NOTATION
	$		$